UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



   Date of report (Date of earliest event reported): January 26, 2005


                               KEYSPAN CORPORATION
                               -------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    New York

                 (State or Other Jurisdiction of Incorporation)


       1-14161                                          11-3431358
(Commission File Number)                       (IRS Employer Identification No.)

175 East Old Country Road, Hicksville, New York                     11801
   One MetroTech Center, Brooklyn, New York                         11201
    (Address of Principal Executive Offices)                      (Zip Code)

                           (631) 755-6650 (Hicksville)
                            (718) 403-1000 (Brooklyn)
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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Cautionary Language Concerning Forward-Looking Statements
---------------------------------------------------------

     Certain statements contained herein are forward-looking statements, which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

     There are possible developments that could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and cost of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery, and impact rate structures; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which the we develop unregulated business ventures; as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports filed by us with the Securities and Exchange Commission.






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


Item 5.02(d)    Departure of Directors or Principal Officers; Election of
------------    Directors; Appointment of Principal Officers
                --------------------------------------------

At the January 26, 2005 meeting of the Board of Directors (the "Board") of KeySpan Corporation (the "Company"), the Board elected Robert J. Fani to serve as a member of the Board, effective immediately, to serve until the next annual meeting of the Company's shareholders, to be held on May 20, 2005.

Mr. Fani was named President and Chief Operating Officer of the Company in October 2003 and continues to serve as President and Chief Operating Officer. Currently, Mr. Fani is not serving as a member of any committee of the Board.

Item 8.01         Other Events
---------         ------------


Pursuant to the terms of the Company's 4.90% senior notes due 2008 (the "Senior Notes") issued in May 2002 as part of its 8.75% Equity Units (the "Equity Units"), the Company and J.P. Morgan Securities Inc., as remarketing agent, have determined to reschedule the remarketing of the Senior Notes originally scheduled for February 11, 2005 to a later date to be announced. The determination to reschedule was made in order to enable the remarketing materials to include the Company's audited financial results for 2004. As previously disclosed, the Company intends to release its 2004 financial results on February 25, 2005 and to file its related Form 10-K with the Securities and Exchange Commission coincident with this earnings announcement.

The company issued $460 million aggregate principal amount of the Senior Notes when it issued 9,200,000 Equity Units in May 2002. Each Equity Unit consists of a purchase contract that obligates the holder to purchase a variable number of shares of KeySpan Corporation common stock on or prior to May 16, 2005 for a purchase price of $50, and a Senior Note.




                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           KEYSPAN CORPORATION

Dated: January 31, 2005                    By: /s/ John J. Bishar, Jr.
                                               -----------------------
                                               John J. Bishar, Jr.
                                               Senior Vice President,
                                               General Counsel & Secretary





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